Exhibit 99.1

For Immediate Release

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM appoints Lydia H. Kennard to its Board of Directors

LOS ANGELES (Sept. 14, 2020) – AECOM (NYSE:ACM), the world’s premier infrastructure consulting firm, today announced the appointment of Lydia H. Kennard to its Board of Directors.

A respected leader with deep industry expertise, Ms. Kennard currently serves as the President and CEO of KDG Construction Consulting, which provides program and construction management services to public and private clients throughout California and the Western United States. Since 2007, Ms. Kennard has also served as a founding principal of Airport Property Ventures, an operator and developer of general aviation facilities.

“It is a privilege to welcome Lydia Kennard to our Board of Directors,” said Douglas W. Stotlar, Chairman of AECOM’s Board of Directors. “Lydia brings impressive industry expertise and leadership experience to AECOM that will further strengthen and support the long-term success of our organization as the world’s premier infrastructure consulting firm.”

Ms. Kennard’s professional career has spanned aviation, construction management, corporate law, real estate development and urban planning, as well as serving as a director and trustee for several publicly traded companies and nonprofit organizations. A Southern California native, she served as the Executive Director of Los Angeles World Airports (LAWA) from 1999 through 2003 and again from 2005 to early 2007.

Ms. Kennard currently serves as a member of the board of directors of Prologis, an industrial REIT, Freeport McMoRan, a natural resources company, and Healthpeak Properties, Inc., a healthcare REIT. She holds a juris doctor degree from Harvard Law School, a master’s degree in City Planning from the Massachusetts Institute of Technology (MIT) and a bachelor’s degree in Urban Planning and Management from Stanford University.

Ms. Kennard’s appointment will be effective at a future date no later than December.

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. We partner with our clients in the public and private sectors to solve their most complex challenges and build legacies for generations to come. On projects spanning transportation, buildings, water, governments, energy and the environment, our teams are driven by a common purpose to deliver a better world. AECOM is a Fortune 500 firm and its Professional Services business had revenue of approximately $13.6 billion in fiscal year 2019. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with the Management Services transaction will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

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